EXHIBIT 10.1









                               HOLLY GOLD PROPERTY





                     EXPLORATION AND MINING LEASE AGREEMENT

                                     BETWEEN

                MOUNTAIN GOLD EXPLORATION INC./IW EXPLORATION CO.

                                       AND

                            WESTERN GOLDFIELDS, INC.







                                 EFFECTIVE DATE:

                                OCTOBER 20, 2004

                                TABLE OF CONTENTS


RECITALS 4

SECTION I - DEFINITIONS                                                       4

Section II - REPRESENTATIONS AND WARRANTIES                                   7

2.1      Capacity of the Parties                                              7
2.2      Disclosures                                                          7
2.3      WG Representation and Warranties                                     7
2.4      MGE-IW-IW Representations and Warranties                             8
2.5      Survival of Representations and Warranties                           8

Section III - PURPOSE                                                         8
3.1      General                                                              8
3.2      Purposes                                                             8

Section IV - RELATIONSHIP OF THE PARTIES                                      8
4.1      No Partnership                                                       8
4.2      Other Business Opportunities                                         9
4.3      Transfer or Termination of Rights                                    9
4.4      Implied Covenants                                                    9

Section V - Terms                                                             9
5.1      Effecitve Date and Lease Time Period Term                            9
5.2      General Terms                                                        9
5.3      Obligations                                                         11
5.4      Default                                                             11
5.5      Production Royalty                                                  11
5.6      Mining of Gold and Mineral Specimens                                11

Section VI - DUTIES OF OPERATOR                                              12
6.1      Powers and Duties of WG                                             12
6.2      Standard of Care                                                    13
6.3      Assessment Work                                                     13

Section VII - AUDIT AND ACCOUNTING                                           13
7.1      Audits                                                              13
7.2      General Accounting Records                                          14

Section VIII - Withdrawal and termination                                    14
8.1      Termination by Expiration or Agreement                              14
8.2      Withdrawal                                                          14
8.3      Continuing Obligations and Environmental Liabilities                14
8.4      Disposition of Assets Upon Termination                              14
8.5      Non-Compete Covenants                                               14
8.6      Right to Data After Termination                                     15
8.7      Continued Authority                                                 15

Section IX - aCQUISITIONS WITHIN AREA OF INTEREST                            15
9.1      Acquisitions Within Area of Interest                                15

Section X - ABANDONMENT AND SURRENDER OF PROPERTIES                          15
10.1     Abandonment and Surrender of Properties                             15
10.2     Reacquisition                                                       15

Section XI - TRANSFER OF INTEREST                                            16
11.1     General                                                             16
11.2     Limitations and Free Transferability                                16

Section XII - CONFIDENTIALITY                                                17
12.1     General                                                             17
12.2     Exceptions                                                          17
12.3     Draft for Comment                                                   17
12.4     Notice Required                                                     17
12.5     Duration of Confidentiality                                         17

Section XIII - GUARANTEE                                                     18
13.1     MGE-IW-IW Gaurantees of its Affiliates                              18
13.2     WG Gaurantees of its Affiliates                                     18

Section XIV - GENERAL PROVISIONS                                             18
14.1     Notices and Payment                                                 18
14.2     Binding Effect                                                      18
14.3     Waiver                                                              18
14.4     Modification                                                        19
14.5     Force Majeure                                                       19
14.6     Governing Law                                                       19
14.6     Arbitration                                                         19
14.7     Further Assurances                                                  19
14.8     Survival of Terms and Conditions                                    19
14.9     Entire Agreement; Successors and Assigns                            20
14.10    Dollars                                                             20
14.11    Counterparts                                                        20

EXECUTION PAGE                                                               20

EXHIBIT "A" - THE HOLLY CLAIMS and  PROPERTY                                 21

EXHIBIT "B" - NET SMELTER ROYALTY                                            22

                               HOLLY GOLD PROPERTY
                               -------------------

                     EXPLORATION AND MINING LEASE AGREEMENT
                     --------------------------------------

         THIS AGREEMENT is made, entered into and effective on the 20th day of October, 2004, (the "Effective Date"), regardless of the dates upon which it actually is signed by the parties hereto, between MOUNTAIN GOLD EXPLORATION, INC., a Nevada Corporation and IW EXPLORATION CO., a Nevada Corporation, collectively referred to herein as ("MGE-IW") whose address is 3537 Brighton Way, Reno, NV 89509 and WESTERN GOLDFIELDS, INC., an Idaho Corporation, herein referred to as ("WG") whose address is 961 Matley Lane, Suite 120, Reno, Nevada 89502. Pursuant to this Agreement, MGE-IW grants WG an Exploration and Mining Lease Agreement for the Holly Gold Property (the "Project"), located in Pershing County, Nevada. The Project is comprised of such mineral rights as more particularly described in Exhibit "A" hereto and additional mineral rights, if any, acquired within the Area of Interest defined also in Section I, Section IX, Exhibit "A".

                                    RECITALS
                                    --------

         WHEREAS, MGE-IW controls, holds rights and/or owns an interest in the Holly Gold Property located in Pershing County, Nevada including (herein referred to as (the "Property") and as identified, described and shown in Exhibit "A" and Exhibit "C".

         WHEREAS, WG desires to enter into an Exploration and Mining Lease Agreement with MGE-IW for the Holly Gold Property.

         NOW, THEREFORE, MGE-IW and WG agree to enter into an Exploration and Mining Lease Agreement, herein referred to as (the "Agreement") and in consideration of the mutual covenants and agreements contained herein, the Parties mutually agree as follows:

                             SECTION I - DEFINITIONS
                             -----------------------

"ACCOUNTING PROCEDURE" means the procedures set forth in Section 6.1 h and 7.2.

"ACQUIRING PARTY" means the Party who has acquired additional interests within the Area of Interest and as described in Section 9.1, 12.1 and 12.2 of this Agreement.

"ACTUAL EXPENDITURES" means all expenditures of WG after the Effective Date shall be WG's Actual Expenditures.

"ADVANCED ROYALTY PAYMENTS" means the advanced royalty payments to be made during the term of Agreement described in Section 5.2.

"AFFILIATE'(S)" means in respect of a party, any individual'(s), partnership'(s), corporation'(s), representative'(s), consultant'(s), joint venture'(s), or other form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, MGE-IW or WG. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

"AGREEMENT" means this Holly Gold Property - Exploration and Mining Lease Agreement or any agreements that involve or influence MGE-IW, including all amendments and modifications thereof, and all schedules and exhibits, which are hereby incorporated herein by reference.

"AREA OF INTEREST (AOI)" means an Area of Mutual Interest which includes Mining Claims, mill sites, tunnel rights, real property, third parties claims, fee lands, private lands, permits, concessions, leases, right-of-ways, easements, water rights any and all other property rights, titles and interests consisting of sections 1-3, 10-14 T26N R34E and sections 6, 7 and 18 T 26N R35E. and more particularly described and shown in Section 5.2 (d), 9.1, Exhibit "A".

"ASSETS" means the assets of the Holly Gold Property and includes without limitation the Property, Metals and all other real and personal property, tangible and intangible, held or to be held for the benefit of the Property.

"BUDGET" means a detailed estimate and actual expenditures of all costs to be incurred by WG with respect to a Program.

"MINING CLAIMS" means all patented and/or unpatented lode and placer claims, mill sites and tunnel rights within the Property and Area of Interest.

 "DATA" means all and any geological, geochemical and geophysical data generated and acquired including, but not limited to all written and digital data including but not limited to: reports, documents correspondences, financial documents, maps, drill logs, drill chips trays, core, coarse rejects, pulps, core tests, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired while this Agreement is in effect.

"DEEMED EXPENDITURES" means the amount determined in accordance with the provisions in Section 5.2 of this Agreement.

"DEVELOPMENT" means all preparation other than Exploration for the removal and recovery of Metals, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Metals.

"DOLLARS OR $" means all currency, dollars or moneys are in U.S Dollar Currency.

"WG" means Western Goldfields, Inc., a company incorporated under the laws of Idaho and its Affiliates, successors and assigns.

"EFFECTIVE DATE" means October 20, 2004.

"EXPLORATION" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Metals.

"EXPLORATION EXPENDITURES" means all cash, expenses and obligation spent or incurred by WG on Operations and shall include, but not be limited to, all rentals, fees, option payments and assessment work required to keep the Holly Gold Property Exploration and Mining Lease Agreement and the Lode Claims and AOI comprising the Property in good standing, all expenditures for Corporate, Exploration Field Office, and all office and field related exploration activities including, without limitations, geophysical, geological, geochemical, analytical and laboratory work, all surveys, drilling, assaying, metallurgical testing, engineering, and all other expenditures directly benefiting the Property.

"FORCE MAJEURE" shall have the meaning described to it in Section 14.5.

"INTEREST" means all rights, titles and interests to any and all MGE-IW Claims, AOI, Lands, Property-Properties, and/or agreements.

"LANDS" means all Mining Claims, mill sites, tunnel rights, real property, fee lands, private lands, permits, concessions, leases, right-of-ways, easements, water rights or any other property rights, titles and interests.

"LEASE" means the ("Holly Gold Property - Exploration and Mining Lease Agreement") granted by MGE-IW to WG as described in Section 5.1.

"METAL INTEREST" means any applicable mining easement and other mining rights or interests and all Lands acquired on the Property and those additional Metals, Metal Interests, Metal Products and Ore, which may be substituted, supplemented or acquired to form part of the Property.

"MINING" means the mining, extracting, producing, handling, milling or other processing of Metals.

"METALS" means all precious and base metals including: gold, silver, antimony, mercury, copper, lead, zinc, and all other metals, concentrates which are discovered or exist on the Property or which can be extracted, mined or processed by any method presently known or developed or invented.

"METAL PRODUCTS" means the metallic precipitates, cathodes, leach solutions and any other primary, secondary or final product derived from operating the mine during the term of this Agreement or removed from the Property.

"MGE-IW" means Mountain Gold Exploration, Inc., a Nevada Corporation incorporated under the laws of Nevada with 50% ownership in the Property and IW Exploration Co. a Nevada Corporation with 50% ownership in the Property and their Affiliates, successors, and assigns.

"MGE-IW CLAIMS" means Mountain Gold Exploration, Inc. and IW Exploration Co.'s claims, lands, and any all rights, titles and interests within the perimeters of the claims with regards to all Metals, Metal Interests, Ores and Metal Products within the claims that are of record as of the effective date of this Agreement, and more particularly described and shown in Section 5.2 (d), 9.1, Exhibit "A".

"ORE" means Metals from the Property, that justifies either: (1) mining or removing from the property during the term of this Agreement, shipping and selling the same, or delivering the same, to a processing plant for physical or chemical treatment; (2) treatment, including leaching, on the Property during the term of this Agreement.

"OPERATIONS" means the activities on or in relation to the Property carried out under this Agreement including, without limitation, Exploration, Development, Financing, Mining, and Acquisition of additional Properties in the Area of Interest, and marketing of Metals.

"OPERATOR" means WG or any and all "Affiliates," successor operators, whether during the Lease Period or thereafter.

"PARTY" AND "PARTIES" mean the Parties to this Agreement, MGE-IW and Affiliates and WG and Affiliates.

"PROGRAM" means a description in reasonable detail of Operations and Budgets to be conducted and objectives to be accomplished by WG for a specified time period.

"PROJECT" means the conduct of work relating to the Property for the purpose of Operations.

"PROJECT ACCOUNT" shall mean for the account of the Holly Gold Property as funded by WG or Affiliates during the Lease Period.

"PROPERTY" or "PROPERTIES" means an Area of Mutual Interest and the Metals, Metal Interests and Metal Products in all lands within an Area of Interest (AOI) boundary which includes MGE-IW Claims, mill sites, tunnel rights, real property, third parties claims, fee lands, private lands, permits, concessions, leases, right-of-ways, easements, water rights any and other property rights, titles and interests which exists or acquired while this Agreement is in affect and more particularly described and shown in Section 5.2 (d), 9.1, Exhibit "A".

"PROPERTY PAYMENTS" means all payments or expenditures required pursuant to this Agreement and all payments or expenditures required to maintain title to the Property or Metal Interest in the Property, including without limitation to the government.

"ROYALTY" means the non-executive, non-participating and non-working net smelter returns production royalty of: 1. two percent Net Smelter Royalty ("2% NSR") payable to MGE-IW (one (1%) percent to Mountain Gold Exploration, Inc. and one (1%) percent to IW Exploration Co. from the MGE-IW Claims).

"TERMS" means the payments, production royalty, stock, and all other monetary interests outlined in accordance with Section 5.2.

"TRANSFER" means sell, grant, assign, encumber, pledge, quit claim or otherwise commit or dispose of.

"WG" means Western Goldfields Corporation, a company incorporated under the laws of Idaho, and its Affiliates, successors and assigns.

"WORK COMMITMENT" means the commitment of WG to fund Exploration and Mining Expenditures as set forth in Section 5.2.

"WORK COMMITMENT PERIOD" means the period beginning on the Effective Date as set forth in Section 5.2.

"WORK EXPENDITURE NOTICE" shall mean the notice from an authorized officer of WG stating that the expenditures required under Section 5.2 have been completed.

                   SECTION II - REPRESENTATIONS AND WARRANTIES
                   -------------------------------------------

2.1      CAPACITY OF THE PARTIES
         -----------------------

         Each of the Parties represents and warrants to the best of their knowledge as of the Effective Date and as of the date this Agreement is actually signed as follows:

          a) That it is an individual or corporation duly incorporated and in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

          b) That it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

          c) That this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

2.2      DISCLOSURES
         -----------

         Each of the Parties represents and warrants to the best of their knowledge and as of the Effective Date and as of the date this Agreement is actually signed that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to any other Party in order to prevent the representations in this Agreement from being materially misleading.

2.3      WG REPRESENTATION AND WARRANTIES
         --------------------------------

          a) WG and/or its Affiliates shall not commit any act or acts, which will encumber or cause a lien to be placed on the claims.

          b) WG and/or its Affiliates will at its sole cost and expense, remove or take remedial action with regards to any materials released by WG or its Affiliates, contractors and agents into the environment at, on or near the Property after the date of this Agreement for which any removal or remedial action is required pursuant to any law, regulations or governmental action, whether enacted, made or declared in force before or after the date of this Agreement.

          c) WG will at all times retain any and all liabilities arising from the handling, treatment, storage, transportation or disposal of environmental or similar contaminants on or near the Property by WG or by WG's Affiliates.

2.4      MGE-IW REPRESENTATIONS
         ----------------------

         MGE-IW represents and warrants to the best of their knowledge as of the Effective Date and as of the date this Agreement is actually signed that:

          a) MGE-IW properly located, staked and recorded the MGE-IW Claims as described in Exhibit "A" and the MGE-IW Claims are in good standing under the laws of the applicable jurisdiction.

          b) MGE-IW has paid all rentals, taxes, assessments, charges, fees and other levies imposed upon or required with respect to the MGE-IW Claims.

          c) MGE-IW makes no representations or warranty, express or implied, as to the accuracy, reliability or completeness of any information or data made available to WG hereunder or to the fitness or suitability of such information or data for any purpose.

2.5      SURVIVAL OF REPRESENTATIONS
         ---------------------------

         The above representations are conditions on which the parties have relied in entering into this Agreement and each party will indemnify and hold harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by them and contained in this Agreement (including, without limitations, lawyer's fees and disbursements).

                              SECTION III - PURPOSE
                              ---------------------

3.1      GENERAL
         -------

         This Agreement is to set forth requirements of WG to maintain and exercise the Exploration and Mining Lease Agreement. MGE-IW and WG agree that all of their rights and all of the Operations on or in connection with the Property, Assets or the Area of Interest shall be subject to and governed by this Agreement.

3.2      PURPOSES
         --------

         The purpose and scope of this Agreement is for WG to undertake Operations with a view to initially conducting exploration of the Property, develop potential mineral showings and ultimately to delineate and mine one or more ore deposits containing precious and/or base metals amenable to commercial mining.

                    SECTION IV - RELATIONSHIP OF THE PARTIES
                    ----------------------------------------

4.1      NO PARTNERSHIP
         --------------

         Nothing contained in this Agreement shall be deemed to constitute either Party the partner or the venturer of the other, or, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other, or to create any fiduciary relationship between them. The Parties do not intend to create, and this Agreement shall not be construed to create, any mining, commercial or other partnership or joint venture. Neither Party, nor any of its directors, officers, employees, agents and attorneys, or Affiliates, shall act for or assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein, and any such action or assumption by a Party's directors, officers, employees, agents and attorneys, or Affiliates shall be a breach by such Party of this Agreement. The rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective. Each Party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, and it is the express purpose and intention of the Parties that their ownership of Assets and the rights acquired hereunder shall be as tenants in common.

4.2      OTHER BUSINESS OPPORTUNITIES
         ----------------------------

         Except as expressly provided in this Agreement, each Party shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting any other Party. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of any Party, and no Party shall have any obligation to any other Party with respect to any opportunity to acquire any property outside the Area of Interest at any time.

4.3      TRANSFER OR TERMINATION OF RIGHTS
         ---------------------------------

         Except as otherwise provided in this Agreement, neither MGE-IW nor WG shall transfer all or any part of its interest in the Property, the Properties, the Assets or this Agreement or otherwise permit or cause such interests to terminate without approval by written consent by both Parties.

4.4      IMPLIED COVENANTS
         -----------------

         There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

                                SECTION V - TERMS
                                -----------------

5.1      EFFECTIVE DATE AND LEASE TIME PERIOD TERM
         -----------------------------------------

         The Effective Date of this Agreement shall be October 20, 2004. Unless sooner terminated as provided in this Agreement, the term of this Exploration and Mining Lease Agreement shall be for a primary period of Ten (10) years from the effective date and for so long thereafter as WG continues to make Advanced Royalty Payments to MGE-IW. In no event, however, shall the term of this Agreement exceed fifty (50) years.

5.2      GENERAL TERMS
         -------------

         General Terms of this Exploration and Mining Lease Agreement are as follows:

          a) Royalty: The Royalty that WG shall pay to MGE-IW, in accordance with Section 1 Definitions, 5.5 and Exhibit "B" shall be as follows:
               1. Two percent Net Smelter Royalty ("2% NSR") payable to MGE-IW; (one (1%) percent to Mountain Gold Exploration, Inc. and one (1%) percent to IW Exploration Co. from the MGE-IW Claims);

          b) Payments: Advance Royalty Payment schedule beginning of the Effective Date due to MGE-IW while this Agreement is in force are as follows:
               o    On Signing:  The Effective  Date                  $ 6,208
                    plus 25,000 shares of WG restricted stock (includes reimbursement of the BLM and County 2004 Annual Filing)
               o    Due on or before March 1, 2005                    $12,000
                    plus 50,000 shares of WG restricted stock
               o    Due on or before the 1st year Anniversary         $20,000
                    plus 75,000 shares of WG restricted stock
               o    Due on or before the 2nd year Anniversary         $30,000
                    plus 100,000 shares of WG restricted stock
               o    Due on or before the 3rd year Anniversary         $40,000
               o    Due on or before the 4th year Anniversary         $50,000
               o    Due on or before the 5th year Anniversary         $75,000
               o    Due on or before the 6th year Anniversary
                    and each  thereafter                              $100,000

          c) Exploration Expenditures - Work Commitment: Minimum yearly work obligations shall be:
               o    Prior to the 1st Anniversary date of this Agreement $10,000
               o    Prior to the 2nd Anniversary date of this Agreement $20,000
               o    Prior to the 3rd Anniversary date of this Agreement $50,000
               o    Prior to the 4th Anniversary date of this Agreement $100,000
               o    Prior to the 5th Anniversary date of this Agreement $150,000
               o    Prior to the 6th Anniversary date of this Agreement
                    and each thereafter                                 $200,000

               All expenditures would be cumulative and any excess spent in any one year would be credited towards future exploration obligations. If there is any deficiency in the required Exploration Expenditures in any required time period, WG may pay 75% of such deficiency in US dollars to MGE-IW as the fulfillment of WG's obligation. Such payment shall be paid within 30 days at the end of the time period in question. If the Exploration Expenditures, Advanced Royalty Payments or Royalty Payment are not completed as set forth above, the Exploration and Mining Lease Agreement shall terminate automatically and WG shall have no further rights or interests in the Holly Gold Property, and the parties shall have no further obligation to each other.

          d) Area of Interest (AOI): There shall be an Area of Interest appurtenant to this Agreement which shall be defined as sections 1-3, 10-14 T26N R34E and sections 6, 7 and 18 T 26N R35E. All Lands acquired by MGE-IW or WG within the Area of Interest during the term of this Agreement shall be made apart of this Agreement and the claims, lands, interests, leases, joint ventures, purchases or otherwise, any and all interests or of the like in the Property shall be made apart of this Agreement.

          e) New Claims Acquired: All new claims staked or acquired by WG shall be located and recorded in the MGE-IW's names, subject to the existing terms of this Agreement, and all associated fees and costs shall be paid in full by WG or Affiliate's.

          f) Annual Claim Fees and other Payments: WG or Affiliates shall pay all Federal, State and County annual mining claim maintenance fees, rental fees and/or any and all taxes that constitute all or part of the Holly Gold Property. WG or affiliate companies agree to pay all Federal and County annual mining claim maintenance, rental fees or real property taxes and any and all other fees which constitute all or part of the Property prior to June 1, 2004 and of each calendar year thereafter while this Agreement is in force. WG agrees to assume all underlying finder side agreements

          g) Construction of Protection Fences: WG agrees to construct within the 1st Anniversary of this Agreement all fencing securing any and all potential unsafe mine or trench openings or cuts on the Property. WG accepts all responsibilities and liabilities for any and all possible injuries to third parties on the property.

5.3      OBLIGATIONS
         -----------

         WG shall be obligated during this Agreement to conduct activities as a prudent operator in accordance with Section 6.1 and 6.2.

5.4      DEFAULT
         -------

         Subject to the terms of Section 5, if WG fails to perform any of the obligations specified in this Agreement and in particularly Sections 5.2 and 5.3 required to maintain this Agreement on the date called for such performance hereunder, MGE-IW may give a written notice (the "Default Notice") specifying the due date and the obligation not performed and if performance or payment in full is not received within thirty (30) days of the Default Notice, this Agreement shall expire upon the expiration of five (5) days after the receipt by WG of a termination notice. Upon Termination, WG shall have no rights, titles or interests of any and all kinds whatsoever in the Property, the Royalty or any other rights. Interests or Assets obtained or governed by this Agreement during the term from and after that date, unless during such thirty (30) day notice period WG cures any default and keeps this Agreement and the Lease in good standing.

5.5      PRODUCTION ROYALTY
         ------------------

         WG shall pay to MGE-IW the Royalty described in this Section, Section 1 (Definitions), Section 5.2 (a) and Exhibit "B" during the time which WG produces any Metals, Metals Products, Ore or Metal Interests. Payment of the Royalty shall be determined and paid in accordance with the provisions of Exhibit "B". The Royalty payable by WG to MGE-IW under this Agreement shall be based on the payments actually received by WG minus those deductions specified for Net Smelter Returns in Exhibit "B" or, if WG retains title to gold or silver derived from Metals, Metals Products, Metal Interests or Ore, on the average fiscal quarter price minus those deductions specified for Net Smelter Returns in Exhibit "B". The Royalty percentage rate shall be as follows:

          1. Two percent Net Smelter Royalty ("2% NSR") payable to MGE-IW; (one (1%) percent to Mountain Gold Exploration, Inc. and one (1%) percent to IW Exploration Co. from the MGE-IW Claims);

5.6      MINING OF GOLD AND MINERAL SPECIMENS
         ------------------------------------

         In the event WG identifies unique gold or other mineral specimens during mining, it shall take reasonable measures to accommodate the collection of such specimens by MGE-IW or its representatives, provided that such activity does not delay, or otherwise interfere with WG's exploration or mining operations. WG shall determine, in its sole discretion, whether and in what manner gold and other mineral specimen collection activities are allowable, based upon its exploration and mining plans. Within 30 days after MGE-IW removes any gold or other mineral specimens from the Property, MGE-IW shall deliver to WG, as payment, such specimens amounting to 50% of the total market value of the removed specimens. Any specimen removed by MGE-IW shall be valued based upon a mutually accepted method. If MGE-IW and WG are unable to agree on a mutually accepted valuation, the value of such specimens shall be independently determined by a committee of two third-party appraisers, with MGE-IW and WG each selecting one appraiser. WG shall not be responsible for any Royalties on any gold specimens collected by MGE-IW or its representatives. MGE-IW shall be solely liable for any royalty obligation arising under the

Underlying Agreements or any state, federal or local law, relating to the collection of gold specimens by MGE-IW or its representatives.

                         SECTION VI - DUTIES OF OPERATOR
                         -------------------------------

6.1      POWERS, DUTIES AND OBLIGATIONS OF WG
         ------------------------------------

          a) WG shall keep the Assets free and clear of all liens and encumbrances and mechanic's or material men's liens.

          b) In no event shall WG permit or allow title to the Assets to be lost as the result of the non-payment of any taxes, assessments or like charges; and shall do all other acts reasonably necessary to maintain the Assets.

          c) WG shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with all applicable laws and regulations;
               (iii) notify promptly MGE-IW of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required by WG. WG shall not be in breach of this provision if a violation has occurred in spite of the WG's good faith efforts to comply, and WG has timely cured or disposed of such violation through performance, or payment of fines and penalties. For greater certainty, in respect of Subsections 6.1
               (b) during the Lease Period, WG shall be responsible for title, property and permitting issues.

          d) WG shall prosecute and defend, but shall not initiate without consent of MGE-IW, all litigation or administrative proceedings arise out of Operations. MGE-IW shall have the right to participate in such litigation or administrative proceedings. MGE-IW shall approve in advance any settlement involving payments, commitments or obligations in excess of fifty thousand dollars (US$50,000) in cash or value.

          e) WG shall maintain a General Liability Insurance Policy in the amount of $1,000,000 for the benefit of the Property while this Agreement is in affect. WG shall deliver to MGE-IW within 10 days of Notification, a copy of all insurance policies or Agreements that involve or influence MGE-IW.

          f) WG shall not: (i) dispose of Assets or begin a liquidation of the Property; or (ii) dispose of all or a substantial part of the Assets.

          g) WG shall perform or cause to be performed during the term of this Agreement all work necessary to comply with agreements, concessions or other instruments constituting and governing the MGE-IW Claims, Property and Operations and shall take measures necessary to maintain same in full force and effect.

          h) WG shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary accounting practices in the mining industry and as necessary to comply with local law and accounting requirements of the jurisdiction of the Property.

          i) At the request of MGE-IW, WG shall keep MGE-IW advised of all Operations by submitting in writing and in digital form to MGE-IW: (i) quarterly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) copies of reports concerning Operations; (iv) a detailed final report within forty-five (45) days after completion of each Program and/or Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (v) such other reports as MGE-IW may reasonably request.

          j) At all reasonable times WG shall provide MGE-IW access to, and the right to inspect, remove and copy any and all reports, documents correspondences, financial documents, maps, drill logs, core tests, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired while this Agreement is in effect.

          k) WG shall undertake all other activities reasonably necessary to fulfil the foregoing.

6.2      STANDARD OF CARE
         ----------------

         WG shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of the Property, the Holly Gold Exploration and Mining Lease Agreement, any Metal Interest, claims, leases, licenses, permits, contracts and other agreements pertaining to the Assets. WG shall not be liable for any act or omission resulting in damage or loss except to the extent caused by or attributable to WG's negligence. The Operator shall timely post any bonding requirement in accordance with applicable government regulations for any operation conducted for the Property. WG shall have the obligation to apply such Standard of Care at all time during the Lease Period.

6.3      ASSESSMENT WORK
         ---------------

         (a) If required by applicable law, WG shall perform, to the extent not already performed by MGE-IW, annual labor or assessment work for the benefit of the Property, pay any maintenance, rental, holding fee, or other payment required to maintain the MGE-IW Claims for the assessment year beginning on September 1, 2003, and for every assessment year thereafter with respect to those MGE-IW Claims for which WG continues this Agreement beyond July 1st of that year. In the event WG gives notice of termination to MGE-IW pursuant to
Section 13, on or before July 1, WG shall have no obligation to make any payment to maintain the subject MGE-IW Claims that is or becomes due after the date such notice is given. If any such law permits the performance of assessment work or annual labor in lieu of making all or a portion of any such payment, WG shall determine whether to make such payment, perform such work or labor, or both. If required by applicable law, WG shall pay any location fee or payment required to relocate any Claim that WG determines, pursuant to Section 8(b), below, should be relocated.

         (b) For each assessment year in which WG performs annual labor or assessment work or makes any such payment, it shall prepare, record, and file in a proper and timely manner such affidavits and other documents relating thereto as are required to maintain the Claims and in good standing.

                       SECTION VII - AUDIT AND ACCOUNTING
                       ----------------------------------

7.1      AUDITS
         ------

         MGE-IW may request an annual or quarterly audit. Upon request made within twenty-four (24) months following the end of any calendar year, MGE-IW may audit the accounting and financial records for such calendar year (or other accounting period). All written exceptions to and claims upon WG for discrepancies disclosed by such audit shall be made not more than twelve (12) months after initiation of the audit. Failure to make any such exception or claim within the twelve (12) month period after initiation of the audit shall mean the audit is correct and binding. The audit shall be done at the expense of MGE-IW unless a discrepancy of at least ten percent (10%) is disclosed by such audit in any material item in the financial statements. If such a discrepancy of at least ten percent (10%) is disclosed the specific audit costs shall be to WG.

7.2      GENERAL ACCOUNTING RECORDS
         --------------------------

         WG shall maintain detailed and comprehensive accounting records suitable to establish a detailed audit trail, in accordance with this Accounting Procedure, including general ledgers, supporting and subsidiary journals, invoices, checks and other customary documentation, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes for MGE-IW and the Property. Such records shall be retained for the duration of the period allowed to MGE-IW for audit or the period necessary to comply with tax or other regulatory requirements. The records shall comply with generally accepted accounting principles in the United States ("U.S. GAAP"). Furthermore, WG shall provide MGE-IW and its auditors with reasonable access to its books and records for purposes of complying with applicable reporting requirements for MGE-IW and its affiliates.

                    SECTION VIII - WITHDRAWAL AND TERMINATION
                    -----------------------------------------

8.1      TERMINATION BY EXPIRATION, DEFAULT OR AGREEMENT
         -----------------------------------------------

         This Agreement shall terminate as expressly provided herein, unless earlier terminated by written agreement by both parties.

8.2      WITHDRAWAL
         ----------

         WG may terminate and withdraw from the Property in accordance with the provision of this Agreement. Upon such withdrawal, this Agreement shall terminate, and WG shall give MGE-IW the option to have transferred to MGE-IW all of its rights, titles, interests and Data of the Property and/or Assets without cost, free and clear of all encumbrances arising by, through or under such withdrawing Party, except those to which both Parties have agreed. WG shall execute and deliver all instruments as may be necessary in the reasonable judgement of MGE-IW to affect the transfer of its interests in the Property and/or Assets to MGE-IW.

8.3      CONTINUING OBLIGATIONS AND ENVIRONMENTAL LIABILITIES
         ----------------------------------------------------

         During the term of this Agreement and after termination of the Property or this Agreement under Sections 8.1 and 8.2, WG shall remain liable for its liabilities to third parties (whether such arises before or after such
withdrawal),   including   environmental   liabilities   and   related   bonding
requirement. WG's liabilities shall include environmental damage and liabilities, which are caused by or as a result of work done on the Property.

8.4      DISPOSITION OF ASSETS ON TERMINATION
         ------------------------------------

         Promptly after termination under Sections 8.1 and 8.2, WG shall take all action necessary to wind up the activities of the Property. All costs and expenses incurred in connection with the termination of this Agreement and any business related to this Agreement shall be expenses chargeable to WG.

8.5      NON-COMPETE COVENANTS
         ---------------------

         Neither a Party that withdraws or is deemed to have withdrawn pursuant to Section 8.2, nor any Affiliate of such a Party, shall directly or indirectly acquire any interest or right to explore or mine, or both, on any property any part of which is within the Property while this Agreement in enforce. If a withdrawing Party, or the Affiliate of a withdrawing Party, breaches this Section, such Party shall be obligated to offer to convey to the non-withdrawing Party, without cost, any such property or interest so acquired (or ensure its Affiliate offers to convey the Property or interest to the non-withdrawing Party, if the acquiring Party is the withdrawing Party's Affiliate). Such offer shall be made in writing and can be accepted by the non-withdrawing Party at any time within ten (30) days after the offer is received by such non-withdrawing

Party. Failure of a Party's Affiliate to comply with this Section, shall be a breach by such Party of this Agreement.

8.6      RIGHT TO DATA AFTER TERMINATION
         -------------------------------

         After termination of the Property pursuant to Sections 8.1 and 8.2, each Party shall be entitled to make copies of all applicable information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawal Party shall not be entitled to any such copies after any other termination or withdrawal.

8.7      CONTINUED AUTHORITY
         -------------------

         On termination of the Property under Sections 8.1 and 8.2, MGE-IW (or WG, in the event of a withdrawal by MGE-IW) shall have the power and authority to do all things which are reasonably necessary or convenient to: (a) wind up operations and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of operations prior to such termination or withdrawal. MGE-IW shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of both Parties and the Property, and take any other reasonable action.

                SECTION IX - ACQUISITIONS WITHIN AREA OF INTEREST
                -------------------------------------------------

9.1      ACQUISITION WITHIN AREA OF INTEREST
         -----------------------------------

         There shall be an Area of Interest (AOI) appurtenant to this Agreement which shall be defined as the following area: sections 1-3, 10-14 T26N R34E and sections 6, 7 and 18 T 26N R35E. as specified in Section 1 and Exhibit "A".

         If WG or its Affiliates (the Acquiring Party) acquiring any Interest, including without limitation, any Metals, minerals, surface or water rights or Metal Interests, Metal Products, Ores within the AOI shall be required to include one hundred percent (100%) of such Interest in the Lands to this Agreement, and made subject to this Agreement under the same terms and conditions as the acquisition of such Metal Interest by the Acquiring Party.

         If MGE-IW is the Acquiring Party of such Metal Interest in the Area of Interest, such interest shall be required to offer one hundred percent (100%) to WG for the benefit of the Property. If WG does not elect within sixty (60) days of receiving a written notice from MGE-IW to have the Metal Interest and the area or Lands recommended to be included in the Property, MGE-IW shall have the exclusive rights, title and interests to acquire all Interests to the area or Lands recommended and submitted to WG.

               SECTION X - ABANDONMENT AND SURRENDER OF PROPERTIES
               ---------------------------------------------------

10.1     SURRENDER OR ABANDONMENT OF PROPERTIES
         --------------------------------------

         MGE-IW may authorize WG to cause the surrender or abandonment of part or all of the Properties. If MGE-IW authorizes any such surrender or abandonment, then WG shall so notify MGE-IW during this Agreement, and at MGE-IW's sole, exclusive election and option, WG shall assign to MGE-IW by the appropriate conveyance document and without cost, of that Interest in the Property to be abandoned or surrendered, and the abandoned or surrendered Property shall cease to be part of the Property and this Agreement, and WG shall remain obligated for liabilities arising prior to abandonment.

10.2     REACQUISITION
         -------------

         If any Lands within the Property are abandoned or surrendered under the provisions of Section 10.1, by WG, then unless this Agreement is earlier terminated, WG shall abandon all Interests to the Lands and Property-Properties and WG agrees not acquire any Interests to the abandoned or surrendered Lands or Property (s) for a period of two years following the date of such abandonment or surrender. If WG reacquires any Property (s) in violation of this Section, the MGE-IW may elect by notice to the reacquiring Party within 45 days after it has actual notice of such reacquisition, to have such properties made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as the Property, and the costs of reacquisition shall be borne solely by WG.

                        SECTION XI - TRANSFER OF INTEREST
                        ---------------------------------

11.1     GENERAL
         -------

         The transfer by a party to any Interest in this Agreement, the Property or this Agreement shall be subject to the non-transferring parties pre-emptive right in accordance with this Section.

11.2     LIMITATIONS ON FREE TRANSFERABILITY
         -----------------------------------

         The Transfer right of WG or for MGE-IW in Section 11.1 shall be subject to the following terms and conditions:

          a) A Party wishing to transfer an Interest shall promptly notify the other of its intentions, by written notice stating the price and other pertinent terms of the intended transfer and shall be accompanied by a copy of the offer or contract for sale.

          b) The other Party shall have thirty (30) days from the date of delivery and receipt of the notice to state whether it elects to acquire the offered Interest at the same price and on the same terms and conditions as set forth in the notice.

          c) If the other Party so elects, the transfer shall be consummated as promptly as possible after the election notice is delivered to the transferring Party.

          d) If the non-transferring Party does not so elect to exercise its right, the transferring Party shall have one hundred and eighty
               (180) days to consummate the proposed transaction with the third party on terms no less favourable that made to the non-transferring Party.

          e) If the transaction is not consummated within the said one hundred and eighty (180) days, the non-transferring Party's pre-emptive right shall be revived.

          f) Any transfer made without obtaining the non-transferring Party's waiver of such right or compliance with the subsections of this Section will be null and void.

          g) No transferee of all or any part of the Interest of a Party shall have the rights of that Party unless and until the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement as if an original Party thereto to the same extent as the transferring Party.

          h)   No  Transfer   permitted  by  this  Section   shall  relieve  the
               transferring Party of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer.

          i) The transferring Party and the transferee shall bear all tax consequences of the Transfer.

          j) In the event of a Transfer of less than all of a Party's Interest, the transferring Party and its transferee shall act and be treated as one.

          k) If the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Party's Interest or the Assets to secure a loan or other indebtedness of a Party in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Party hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be subject to the pre-emptive right described in this Section and it shall comply with and be bound by the terms and conditions of this Agreement.

          l) No transfer, sale or disposition shall in any way modify the non-transferring rights in the Property.

                          SECTION XII - CONFIDENTIALITY
                          -----------------------------

12.1     GENERAL
         -------

         The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Parties and, except as provided in Section 12.2, shall not be disclosed to any third party or the public without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

12.2     EXCEPTIONS
         ----------

         The consent required by Section 12.1 shall not apply to a disclosure:

          a) To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed provided such person agrees to maintain the confidentiality of such information;

          b) To any third party to whom the disclosing Party contemplates a Transfer of all or any part of its Interest in or to this Agreement, its Participating Interest, or the Assets provided such party agrees to maintain the confidentiality of such information; or

          c) To a governmental agency or to the public, which the disclosing Party believes in good faith is required by pertinent law or regulation or the rules of any stock exchange provided that the pertinent disclosure is given to the other party and no objection is received within twenty-four (24) hours.

12.3     DRAFT FOR COMMENT
         -----------------

         In the event that either WG or MGE-IW wishes or is required to issue a press release or public statement, it will first provide the other Party with a draft copy for review and comment. In the event that the other Party fails to comment on the release within twenty-four (24) hours of its receipt, or such earlier deadline as may be necessary to permit the Party issuing the release to satisfy all regulatory requirements, they will be deemed to have approved of the release in its entirety.

12.4     NOTICE REQUIRED
         ---------------

         In any case to which Section 12.3 is applicable, the disclosing Party shall give notice to the other Party concurrently with the making of such disclosure. As to any disclosure pursuant to Section 12.2 (a) and (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section.

12.5     DURATION OF CONFIDENTIALITY
         ---------------------------

         The provisions of this Section shall apply during the term of this Agreement and for two years following termination of this Agreement pursuant to
Section 8.1, and shall continue to apply to any Party who Transfers its Participating Interest, for two (2) years following the date of such occurrence.

                            SECTION XIII - GUARANTEE
                            ------------------------

13.1     MGE-IW GUARANTEE OF ITS AFFILIATES
         ----------------------------------

         MGE-IW hereby guarantees the performance by its Affiliates of their respective obligations under this Agreement.

13.2     WG GUARANTEE OF ITS AFFILIATES
         ------------------------------

         WG hereby guarantees the performance by its Affiliates of their respective obligations under this Agreement.

                        SECTION XIV - GENERAL PROVISIONS
                        --------------------------------

14.1     NOTICES AND PAYMENT
         -------------------

         All notices, payments and other required communications ("Notices") to the Parties shall be in writing, and shall be addressed respectively as follows:

         MGE-IW's Authorized Representative:    Ishiung J. Wu
         3537 Brighton Way                      Telephone No: 775-322-2033
         Reno, Nevada 89509                     Facsimile No:  775-322-2033
         EMAIL:  IJWU@POST.HARVARD.EDU



         WG's Authorized Representative:             Thomas K. Mancuso
         961 Matley Lane, Suite 120 Telephone No:    775-337-9433
         Reno, Nevada 89502                          Facsimile No:  775-337-9441
         Email: tmancuso@westerngoldfields.net


         All Notices  shall be given (i) by personal  delivery to the Party,  or
(ii) by electronic communication OR EMAIL, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail on the next business day after actual receipt. A Party to this Agreement may change its address by Notice to the other Party to this Agreement. Any payment called for shall be made at the place designated in this Section 14.1. Any payment shall be made in U.S. clearinghouse funds, or as otherwise permitted by the receiving Party.

         Notification or changes of authorized representatives for WG or MGE-IW shall be provided in writing, in advance, in accordance with Section 14.1.

14.2     BINDING EFFECT
         --------------

         WG and MGE-IW agree to be bound by this Agreement from the Effective Date and that this Agreement shall replace any prior understandings or agreements. Each Party agrees to bear its own costs for the negotiation of this Agreement.

14.3     WAIVER
         ------

         The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

14.4     MODIFICATION
         ------------

         No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

14.5     FORCE MAJEURE
         -------------

         Except for the obligation to make payments when due hereunder, the obligations of a Party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the Party to grant); acts of God; Laws, instructions or requests of any government entity; judgements or orders of any court; inability to obtain on reasonably accepted terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of environmental laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct operations beyond the reasonable expectations of the Party seeking the approval or authorization; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing. The affected Party shall promptly give notice to the other Party of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected Party shall resume performance as soon as reasonably possible. During the period of suspension the obligations of both Parties to advance funds shall be reduced to levels consistent with then current Operations.

14.6     GOVERNING LAW
         -------------

         It is mutually understood and agreed that the rights and obligations of the parties under or related to this Agreement shall be governed in accordance with and by the laws of the State of Nevada (without regards to choice of laws provisions), both as to interpretation and performance, and that any action at law, suit in equity or judicial proceeding for the enforcement of this Agreement or any provision thereof shall be instituted only in the courts of Washoe County in the State of Nevada and maintained only in any court of competent jurisdiction in Washoe County to the State of Nevada. In the event suit or action is filed by any party to enforce this Agreement or respect to a breach of this Agreement, the prevailing party shall be entitled to recover, in addition to all other costs, damages and rewards, its reasonable attorney fees at trial, upon any appeal and petition for review.

14.7     ARBITRATION
         -----------

         An arbitration procedure for the interpretation of this Agreement and any dispute arising between the Parties will be implemented under arbitration proceedings all parties agreed in advance. It is expressly agreed and acknowledged that WG and MGE-IW will cause their subsidiaries and their representatives involved in the Property, whether directly or indirectly, to act in accordance with any arbitration result and to cause them to take all reasonable steps to confirm or carry out any ruling or order made in the arbitration proceedings or as a result of any arbitration proceedings or results.

14.8     FURTHER ASSURANCES
         ------------------

         Each of the Parties to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

14.9     SURVIVAL OF TERMS AND CONDITIONS
         --------------------------------

         The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Party in whose favor they run: Sections 2.2, 5.4, 8.2, 8.3, 12.3 and 12.5.

14.10    ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS
         ----------------------------------------

         This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

14.11    COUNTERPARTS
         ------------

         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.



MOUNTAIN GOLD EXPLORATION, INC. AND IW EXPLORATION CO.

By:    /s/ Ishiung J.  Wu
       -----------------------------------
       Ishiung J.  Wu, MGE-IW's Authorized Representative

and

WESTERN GOLDFIELDS, INC.

By:    /s/ Thomas K. Mancuso
       ----------------------------
       Thomas K. Mancuso, President

                                   EXHIBIT "A"

                                       TO

                               HOLLY GOLD PROPERTY

                     EXPLORATION AND MINING LEASE AGREEMENT

                                 "THE PROPERTY"
                                 --------------

              DESCRIPTION OF THE MGE-IW CLAIMS AND AREA OF INTEREST

1)       THE MGE-IW UNPATENTED LODE CLAIMS:

         NAME OF CLAIMS                     BLM SERIAL NO.
         --------------                     --------------

         Holly 1-3, 5, 7-8, 19-29           817380-817396

         Holly 4                            854528

         Holly 6                            854527

         Holly 31                           817398

         Holly 33                           817400

         Holly 35                           817402

         Holly 37                           817404

         Holly 38                           817405

2) The Property and Area of Interest (AOI)

There shall be an "Area of Interest" (AOI) appurtenant to this Agreement, in accordance with Section I, Section 9.1 and be defined as sections 1-3, 10-14 T26N R34E and sections 6, 7 and 18 T 26N R35E.

                                   EXHIBIT "B"

                              "NET SMELTER ROYALTY"

         Attached to and made part of that certain Exploration and Mining Lease Agreement made between Western Goldfields. Inc. and Mountain Gold Exploration Inc. and IW Exploration Co. in respect of the Holly Gold Property dated as of the October 20, 2004.

1)       DEFINITIONS AND INTERPRETATION
         ------------------------------

         Where used herein:

         AGREEMENT means the above-referenced and attached Agreement, including any amendments thereto or renewals or extensions thereof.

         FISCAL PERIOD means each calendar year during the term of the Agreement.

         MGE-IW shall mean MGE-IW.

         PRODUCT means Ore, Metals or Metal Interests as defined in Section 1, Definitions of the Agreement.

         ROYALTY INTEREST means the share of Net Smelter Returns payable under the Agreement, which is specified in Section 5.2 and 6.0 of the Agreement.

         SELLER shall mean WG.

         Words and expressions defined in the Agreement have the same meaning in this Schedule.

2)       NET SMELTER RETURNS
         -------------------

         In the event that WG sells Product derived from the Property, "Net Smelter Returns" shall mean the actual proceeds paid to and received by WG from any mint, smelter, refinery or other purchaser for the sale of Product produced from the Property and sold, after deducting from such proceeds the following charges actually paid by WG to the extent that they were not deducted by the purchaser in computing payment: smelting and refining charges; penalties; smelter assay costs and umpire assay costs; cost of freight and handling of ores, metals or concentrates from the Property to any mint, smelter, refinery, or other purchaser; insurance on all such ores, metals or concentrates; customs duties; severance and export and import taxes or tariffs payable in respect of said ores, metals or concentrates. In no event shall WG deduct the cost of mining, leaching or any other cost of processing at WG's mine facilities in the determination of Net Smelter Returns.

         In the event that WG retains title to gold or silver derived from the Property that is refined by any mint, smelter or refinery, "Net Smelter Returns" shall mean the number of ounces of gold and/or silver derived from Product during a fiscal quarter multiplied by (i) for gold, the average London Bullion Market Association P.M. gold Fixing for the fiscal quarter of production and
(ii) for silver, the average London Bullion Market Association daily Silver Fixing for the fiscal calendar quarter of production minus the following charges, actually paid by WG: smelting and refining charges' penalties; smelter assay costs and umpire assay costs' cost of freight and handling of ores, metals or concentrates from the Property to any mint smelter or refinery; insurance on all such ores, metals or concentrates; customs duties; severance and export and import taxes or tariffs payable in respect of said ores, metals or concentrates. In no event shall

WG deduct the cost of mining, leaching or any other cost of processing at WG's mine facilities in the determination of Net Smelter Returns.

3)       PAYMENT
         -------

         The Royalty Interest shall be paid on a quarterly basis within forty-five (45) days after the end of each fiscal quarter in respect of the actual proceeds received in such fiscal quarter.

         Each payment under the preceding paragraph shall be accompanied by a statement indicating the calculation of Net Smelter Returns. The MGE-IW of the Royalty Interest shall be entitled to audit, inspect, and copy during normal business hours, such books and records as are necessary to determine the correctness of the payment of the Royalty Interest, provided, however, that such audit shall be made only on an annual basis and within twelve (12) months of the end of the end of the Fiscal Period in respect of which such audit is made.

         WG shall pay MGE-IW interest on late Royalty payments at the Prime Rate plus three percent (3%) for the time period after the forty-fifth (45th) day after the end of a fiscal quarter for which a Royalty payment is due MGE-IW and the date WG makes that Royalty payment to MGE-IW.

4)       NON-ARM'S LENGTH SALE OF PRODUCT
         --------------------------------

         For the purposes of calculating the amount of Royalty payable if the sales of any Product are to a company or enterprise associated with the seller, and if the sale price is not negotiated on an arm's length basis, the seller shall, for the purposes of calculating Net Smelter Returns and notwithstanding the actual amount of such sale price, add to any moneys actually received with respect to such sale an amount which represents a reasonable net sale price for such sale as if negotiated at arm's length and after taking into account all pertinent circumstances (including, without limitation, then current market conditions relating to products similar to such Product; terms of agreements between arm's length parties for the purchase and sale of similar products in similar quantities for delivery over similar periods of time; and physical and/or chemical characteristics of such Products).

         The seller shall by notice inform the MGE-IW of the Royalty Interest of the quantum of such reasonable net sale price and if the MGE-IW of the Royalty Interest does not object thereto within 180 days after receipt of such notice, said quantum shall be final and binding upon the MGE-IW of the Royalty Interest.

         If the MGE-IW of the Royalty Interest objects to such quantum by notice delivered to the seller within said 180 days, then the quantum of such reasonable net sale price shall be decided by arbitration with a single arbitrator to be appointed in accordance with the provisions of the Agreement and the arbitrator shall have reference first to the Agreement, and then, if necessary, to practices used in mining operations that are of a similar nature. The arbitrator shall be entitled to retain such independent mining consultants, as MGE-IW considers necessary. The decision of the arbitrator shall be final and binding on the parties and will not be subject to appeal.

5)       SEGREGATION OF PROPERTY
         -----------------------

         The determination of Net Smelter Returns is based on the premise that production will be developed solely on the Property. Other mining properties may be incorporated with the Property into a single mining project and the metals, ores or concentrates pertaining to each may be blended or commingled at the time of mining or at any time thereafter, provided however, that the respective mining properties (including the Property) shall have allocated to them the proportionate share of the Net Smelter Returns realized from such single operation, all as determined in accordance with the commingling provisions of the Agreement and generally accepted accounting principles. The MGE-IW or representative appointed by MGE-IW of the Royalty Interest shall have the right, during reasonable business hours and upon prior notice to WG. To enter upon the mining properties and to inspect the plant and procedures followed with respect to allocations made under this paragraph provided that such entry shall be at the sole risk and cost of the MGE-IW of the Royalty Interest. If the parties disagree on the allocation of actual proceeds received and deductions, such disagreement shall be referred to arbitration in the manner provided in the Agreement and the arbitrator shall have reference first to the Agreement, and then, if necessary, to practices used in mining operations that are of a similar nature. The arbitrator shall be entitled to retain such independent mining consultants and financial advisors, as the arbitrator considers necessary. The decision of the arbitrator shall be final binding on the parties.